Exhibit 24
POWER OF ATTORNEY

     Know all by these presents that the undersigned hereby constitutes and appoints each of Hope D. Mehlman, Philip J. Castrogiovanni, Efie Vainikos, signing singly, the undersigneds true and lawful attorney-in-fact to:

     (1) prepare, execute in the undersigneds name and on the undersigneds behalf, and submit to the U.S. Securities and Exchange Commission (the SEC) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act) and the rules promulgated thereunder (including Forms 3, 4 and 5, and any successor forms) (the Section 16 Reports); and

    (2) execute for and on behalf of the undersigned, all Section 16 Reports with respect to the equity securities of Discover Financial Services (the Company); and

    (3)	do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Section 16 Reports, complete and execute any amendment or amendments thereto, and file such report with the SEC and any stock exchange or similar authority; and

    (4)	take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.

     The powers granted above may be exercised by each such attorney-in-fact on behalf of the undersigned, individually, and on behalf of the undersigned in any fiduciary or representative capacity in which the undersigned may be acting.

     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 of the Exchange Act.

	This Power of Attorney shall be effective as of the date set forth below and shall continue in full force and effect until the undersigned is no longer required to file Section 16 Reports with respect to the equity securities of the
Company, unless earlier (a) revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined herein as of a later date.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 19th day of April 2023.


Signature: /s/ Beverley A. Sibblies
Print Name: Beverley A. Sibblies